EXHIBIT 10.58

PERCEPTRON, INC.

FIRST AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT FOR TEAM MEMBERS

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Award Agreement”) is made effective as of __________________ (the “Grant Date”), between Perceptron, Inc., a Michigan Corporation (hereinafter called the “Corporation”), and __________________, hereinafter referred to as the “Grantee.”  Capitalized terms not otherwise defined herein shall have the same meanings as in the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan, as may be amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Award Agreement) (the “Plan”).

1.

Grant of the Performance Share Units.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Award Agreement, the Corporation hereby grants to the Grantee ____________________ (the “Target Number”) of performance share units (hereinafter called the “Performance Share Units”), which shall be adjusted based on the achievement of performance measures set forth in Exhibit A (the “Performance Measures”). The maximum number of Performance Share Units that may be received by the Grantee pursuant to this Award Agreement shall be _____% of the Target Number. The Performance Share Units shall vest and become nonforfeitable in accordance with Section 2 hereof. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan, whether explicitly or implicitly, permits such variations.

2.	Restriction Period.

(a)  The Performance Share Units subject to this Award Agreement are restricted from transfer until the restrictions lapse.  Subject to the Grantee’s termination of employment or services with the Corporation or a Subsidiary, as described in Section 3, below, the Performance Share Units shall vest in tranches as follows: 33-1/3% based upon the achievement of performance measures for plan year ______ (“Tranche 1”), 33-1/3% based upon the achievement of performance measures for plan year ______ (“Tranche 2”), 33-1/3% based upon the achievement of performance measures for plan year ______ (“Tranche 3”) (individually, or in the aggregate, a “Restriction Period”).  Upon the lapse of the restrictions and subject to the tax withholding requirements described in Section 23 below, each vested Performance Share Unit shall be settled in the form of one share of the Corporation’s Common Stock.

(b)  Notwithstanding the provisions of Section 2(a), in the event of a Change in Control, the Target Number of Performance Share Units under any unforfeited and unvested tranche of this Award Agreement at the closing or completion of the Change in Control (the “Unvested Target Award”) shall vest in accordance with the following:

(i) In the event that a successor corporation (or the parent or a subsidiary thereof or the parent of the Corporation following a reverse triangular merger) refuses to assume or substitute for the Unvested Target Award, the Unvested Target Award at the closing or completion of the Change of Control shall become 100% vested and nonforfeitable and all restrictions shall lapse, subject to the tax withholding requirements;

(ii)  If the Grantee’s employment or service is terminated without “Cause” or, if the Grantee is a party to a written severance agreement with the Corporation or Subsidiary, by the Grantee for “Good Reason” (as defined in such agreement as in effect from time to time), which termination occurs in connection with or after the occurrence of a Change in Control, but not more than three years thereafter (each of the foregoing, a “Change in Control Termination”), the Target Number of Performance Share Units under any Unvested Target Award at the time of such termination shall become 100% vested and nonforfeitable and all restrictions shall lapse, subject to the tax withholding requirements; and

(iii)  If a successor corporation (or the parent or a subsidiary thereof or the parent of the Corporation following a reverse triangular merger) assumes or substitutes for the Target Number of Performance Share Units and the Change of Control does not result in a Change of Control Termination, subject to Section 3 below, each tranche of the Unvested Target Award shall vest and all restrictions shall lapse, subject to tax withholding requirements, on the date set forth below (each which date shall be deemed to be “Determination

Date”), assuming the Performance Measures for that tranche had been met at the target level, regardless of whether the Performance Measures are met:
Tranche 1	_________________
Tranche 2	_________________
Tranche 3	_________________

(iv) For purposes of this Section 2(b), “Cause” means (A) if the Grantee is a party to a written severance agreement with the Corporation or Subsidiary, “Cause” as defined in such agreement, as in effect from time to time, and (B) in all other cases, (i) personal dishonesty in connection with the performance of services for the Corporation, (ii) willful misconduct in connection with the performance of services for the Corporation, (iii) conviction for violation of any law involving imprisonment that interferes with performance of duties or moral turpitude, (iv) repeated and intentional failure to perform stated duties, after written notice is delivered identifying the failure, and it is not cured within 10 days following receipt of such notice, (v) breach of a fiduciary duty to the Corporation, or (vi) breach of the Proprietary Information and Invention Agreement or, to the extent executed by the Grantee, the Perceptron Executive Agreement Not to Compete.

(v) Plan year ____ is from ____________ to ______________, plan year _____ is from ____________ to _____________ and plan year ____ is from ____________ to ____________.
3.

Termination.  Except as described in Section 2, if the Grantee’s employment or services are terminated for any reason prior to any Determination Date, the Grantee’s right to the Performance Share Units subject to the tranches of this Award Agreement tied to those Determination Dates and still subject to a Restriction Period automatically shall terminate and be forfeited by the Grantee.  The Committee retains the right to accelerate or waive restrictions on Performance Share Units covered by this Award Agreement.

4.

Securities Laws.  The Corporation may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.  Anything to the contrary herein notwithstanding, the granting of the Performance Share Units hereunder shall be subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable.

5.

Transferability.  This Award and the Performance Share Units subject to this Award may not, at any time, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Award Agreement and the terms of the Plan.

6.

Disputes. As a condition of the granting of the Performance Share Units granted hereby, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Award Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Award Agreement shall be final and shall be binding and conclusive for all purposes.

7.

Adjustments.  In the event of any stock dividend, subdivision or combination of shares, reclassification, or similar transaction affecting the shares covered by this Award, determined by the Committee to be covered by this Section 7, a proposed dissolution or liquidation of the Corporation, a merger of the Corporation with or into another corporation where the Corporation is not the surviving corporation, but its stock is exchanged for the stock of the parent Corporation of the other party to the merger, the sale of substantially all of the assets of the Corporation, the reorganization of the Corporation or other similar transaction determined by the Committee to be covered by this Section 8, a proposed spin-off or a transfer by the Corporation of a portion of its assets resulting in the employment of the Grantee by the spin-off entity or the entity acquiring assets of the Corporation, the rights of the Grantee shall be as provided in Article 9 of the Plan and any adjustment therein provided shall be made in accordance with Article 9 of the Plan.

8.	No Stockholder Rights Prior to Issuance of Shares.

(a) The Grantee shall have no rights of a stockholder with respect to the Restricted Stock Units granted under this Award Agreement until share certificates for shares of Common Stock are issued as provided in Section 2 above.

(b) The Grantee shall not be entitled to any cash dividends or Dividends Equivalents (as defined in the Plan) with respect to the Performance Share Units.  Grantee’s stockholder rights arise only after the lapse of the applicable Restriction Period and the achievement of the applicable Performance Measures when the associated Performance Share Units are settled in shares of the Corporation’s Common Stock, commencing on the date on which the stock certificate is issued (or book entry representing such shares has been made and such shares have been deposited with the appropriate book-entry custodian) evidencing the issuance of Common Stock pursuant to this Award Agreement.

9.

No Guarantee of Employment.  Nothing contained in this Award Agreement or in the Plan, nor any action taken by the Corporation or the Committee, shall confer upon the Grantee any right with respect to continuation of Grantee’s employment or other service to the Corporation or any Subsidiary, nor interfere in any way with the right of the Corporation or any Subsidiary to terminate Grantee’s employment or other service at any time, and if Grantee is an employee, the Grantee’s employment is and shall remain employment at will, except as otherwise specifically provided by law or in an employment agreement between the Grantee and the Corporation.

10.

Notices.  Every notice relating to this Award Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters or addressed to the Secretary of the Corporation at the Corporation's headquarters. All notices by the Corporation to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee’s last residence address as then contained in the records of the Corporation or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Corporation to the Grantee at the Grantee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.

11.

Limitation on Obligations.  The Corporation’s obligation with respect to the Performance Share Units granted hereunder is limited solely to the delivery to the Grantee of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Corporation become obligated to pay cash in respect of such obligation.  This Award Agreement shall not be secured by any specific assets of the Corporation or any Subsidiaries, nor shall any assets of the Corporation or any Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation’s obligations under this Award Agreement.  In addition, the Corporation shall not be liable to the Grantee for damages relating to any delays in issuing the stock certificates to the Grantee (or Grantee’s designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

12.

Code Section 409A.  This Award and the Performance Share Units granted hereunder are intended to be exempt from, or in compliance with, Code Section 409A, and this Award Agreement is to be construed accordingly.

13.

Foreign Law Restrictions.  Notwithstanding anything herein to the contrary, the Corporation’s obligations to deliver Common Stock pursuant to a Performance Share Unit granted hereunder is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to the Grantee, if a resident of a foreign nation.  To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to the Grantee as would otherwise be provided for in this Agreement, the Corporation shall be released from such obligation and shall not be subject to the claims of the Grantee hereunder with respect hereto.

14.

Governing Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Award Agreement, shall be governed by the laws of the State of Michigan without regard to its choice of law rules.

15. Clawback Policy. Any shares of Common Stock issued to Grantee in settlement of the Performance Share Units shall be subject to the Corporation's recoupment policy, as in effect from time to time, if any, applicable provisions of this Award Agreement shall be deemed superseded by and subject to the terms and conditions of such policy from and after the effective date thereof, and Grantee's consent shall not be required to an amendment to this Award Agreement that is deemed necessary by the Corporation to ensure compliance with such policy.

16.

Award Agreement Subject to Plan.  The Award Agreement shall be subject to all terms and provisions of the Plan, to the extent applicable to the Performance Share Units granted hereunder.  In the event of any conflict between this Award Agreement and the Plan, the terms of the Plan shall control, it being understood that variations in this Award Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.

17.	Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
18.

Captions. The captions to the sections and subsections contained in this Award Agreement are for reference only, do not form a substantive part of this Award Agreement and shall not restrict or enlarge substantive provisions of this Award Agreement.

19.	Parties in Interest. This Award Agreement shall bind and shall inure to the benefit of the parties hereto, their respective permitted successors and assigns.
20.

Complete Agreement.  This Award Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Award Agreement.

21.	Modifications. The terms of this Award Agreement cannot be modified except in writing and signed by each of the parties hereto.
22.

Severability. In the event that any one or more of the provisions of this Award Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23.

Payment of Taxes  Upon the lapse of each Restriction Period, the Grantee authorizes the Corporation to withhold a sufficient number of shares from the vested portion of the Grantee’s Award, with such shares being valued at Fair Market Value on the date the applicable Restriction Period lapses, to satisfy the Grantee’s then applicable withholding obligations for income and employment taxes associated with the then vested portion of the Award.  In the alternative, the Grantee may elect to authorize the Corporation to withhold from the Grantee’s cash compensation or tender a sufficient amount of cash to the Corporation to satisfy the Grantee’s income and employment tax withholding obligations, or a combination of two or more of the aforementioned three methods.  The Corporation is not authorized to withhold more than is necessary to satisfy the Grantee’s established tax withholding requirements for federal, state and local obligations in connection with the vesting of any portion of the Award.  Once the tax withholding requirements have been satisfied, the Corporation shall deliver a stock certificate to the Grantee evidencing the shares of Common Stock then issued under the Award, adjusted, if applicable, for shares withheld to satisfy the Grantee’s tax withholding obligations.  The Grantee is hereby advised to seek his or her own tax counsel regarding the taxation of the grant of Performance Share Units made hereunder.  The Corporation and its agents have not and are not providing any tax advice to the Grantee.

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IN WITNESS WHEREOF, the Corporation has caused the Award to be granted pursuant to this Award Agreement on the Grant Date.

PERCEPTRON, INC.

By:

Name:

Title:

*************************************************************

ACKNOWLEDGEMENT

By signing below, the Grantee acknowledges and agrees that:

•	A copy of the Plan and the Plan’s Prospectus have been made available to the Grantee;
•	The Grantee has read and understands and accepts the conditions place on the Performance Share Units, including the tax withholding requirements; and
•

If the Grantee does not return a signed copy of this Award Agreement to the address shown below not later than 30 days after the Grant Date, the Performance Share Units will be forfeited and the Award Agreement will terminate and be of no further force or effect.

Perceptron, Inc.

Attention: President

47827 Halyard Drive

Plymouth, MI 48170

GRANTEE

Printed Name:____________________

Date: ____________________________

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